Exhibit 99.1

CERTIFICATE OF DESIGNATION, PREFERENCES

AND RIGHTS OF

SERIES C CONVERTIBLE PREFERRED STOCK

OF

COMPREHENSIVE CARE CORPORATION

COMPREHENSIVE CARE CORPORATION, a Delaware corporation (the “Corporation”), DOES HEREBY CERTIFY:

That, pursuant to authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors, at a meeting of its members held on January 15, 2009, adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of fourteen thousand four hundred (14,400) shares of the Corporation’s Preferred Stock, par value $50.00 per share, which resolution is as follows:

RESOLVED: That pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board hereby designates a series of Preferred Stock of the Corporation, par value $50.00 per share (the “Preferred Stock”), consisting of 14,400 shares of the authorized and unissued Preferred Stock, as Series C Convertible Preferred Stock (the “Series C Preferred Shares”), and hereby fixes such designation and number of shares, and the powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof as set forth below, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock, as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution.

Series C Preferred Stock. The preferences, privileges and restrictions granted to or imposed upon the Corporation’s Series C Convertible Preferred Stock, par value $50.00 per share, or the holders thereof, are as follows:

1. Designation and Amount. The shares of such series shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred Shares”) and the number of shares constituting the Series C Preferred Shares shall be fourteen thousand four hundred (14,400). The Series C Preferred Shares (as used from time to time herein, the “Originally Issued Series C Preferred Shares”) will be issued on June 26, 2009 (the “Issue Date”). Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, however, that no decrease shall reduce the number of shares of Series C Preferred Shares to a number less than the number of shares then outstanding.

2. Dividends

2.1 Dividends. The holders of record of Series C Preferred Shares, in preference to the holders of shares of Common Stock and of any other capital stock of the Corporation ranking junior to the Series C Preferred Shares as to payment of dividends, shall be entitled to receive, out of funds legally available therefor, dividends as, when and if declared and paid by the Corporation. If dividends are declared with respect to the Common Stock or any class or series of capital stock ranking junior to the Series C Preferred Shares, then holders of Series C Preferred Shares shall be entitled to receive a dividend equivalent to that which would have been payable had the Series C Preferred Shares been converted into shares of Common Stock immediately prior to the record date for payment of the dividends on the Common Stock. No dividends or other distributions shall be authorized, declared, paid or set apart for payment on any class or series of the Corporation’s capital stock heretofore or hereafter issued ranking, as to dividends, on a parity with or junior to the Series C Preferred Shares for any period unless full cumulative dividends have been, or contemporaneously are, authorized, declared, paid or set apart in trust for such payment on the Series C Preferred Shares.

3. Liquidation, Dissolution, Winding-up and Other Events

3.1 Series C Preferred Shares Preference. In the event of: (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, or (ii) whether in a single or in a series of related transactions, any sale, transfer, lease, merger or reorganization involving at least a majority of the Corporation’s consolidated assets, revenues or business, or (iii) any single or any series of related transactions is consummated resulting in the Corporation’s stockholders immediately prior to such transaction(s) owning less than 50% of the voting power of the surviving or continuing entity (each of the events described in the foregoing clauses (i) through (iii) of this Section 3.1 shall be referred to herein as a “Liquidation Event”), after payment of all amounts owing to holders of capital stock ranking senior to the Series C Preferred Shares, the holders of Series C Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Common Stock or any class or series of capital stock ranking junior to the Series C Preferred Shares by reason of their ownership thereof, an amount equal to $250.00 per Series C Preferred Share (the “Liquidation Preference”) (subject to equitable adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event affecting such shares) plus all accrued but declared and unpaid dividends, if any, to the date of winding up, on the Series C Preferred Shares.

If upon such Liquidation Event, whether voluntary or involuntary, the assets to be distributed are insufficient to permit payment in full to the holders of Series C Preferred Shares, then the entire assets of the Corporation to be distributed, after distribution to capital stock ranking senior to the Series C Preferred Shares, shall be distributed ratably among the holders of Series C Preferred Shares.

3.2 Remaining Liquidating Distribution. After payment has been made in full pursuant to Section 3.1 above, and to holders of capital stock of the Corporation ranking senior to the Series C Preferred Shares, or the Corporation shall have set aside funds sufficient for such payments in trust for the account of such holders so as to be available for such payment, all remaining assets available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed to the respective holders of any capital stock ranking junior to the Series C Preferred Shares but senior to the Common Stock ratably in proportion to the number of shares of such stock they then hold, if any such stock is then outstanding, and thereafter to the respective holders of the Common Stock ratably in proportion to the number of shares of Common Stock they then hold.

3.3 Other Distributions. The amount deemed distributed to the holders of Series C Preferred Shares upon any Liquidation Event shall be the cash or the fair market value of the property, rights, or securities distributed to such holders by the acquiring Person, firm, or other entity. The value of such property, rights, or other securities shall be determined in good faith by the Board of Directors of the Corporation.

4. Voting Rights. Except as otherwise required by law or, with respect to any series of Preferred Stock, as otherwise provided by the Board of Directors, the holders of the Series C Preferred Shares shall have the following voting rights:

4.1 Series C Preferred Shares Voting Rights. Each holder of Series C Preferred Shares shall be entitled to notice of any stockholders’ meeting and to vote on any matters on which the Common Stock may be voted. Each Series C Preferred Share shall be entitled to a number of votes equal to the number of whole shares of Common Stock into which such Series C Preferred Share is convertible. Unless otherwise required by law, holders of Series C Preferred Shares shall vote together with holders of Common Stock as a single class on all matters submitted to a vote of the Company’s stockholders.

4.2 Series C Preferred Shares Board Representation. On the Issue Date, the holders of Series C Preferred Shares, voting as a separate class, shall have the right to elect a total of five (5) directors to the Board of Directors of the Corporation (the “Series C Directors”). Commencing on the date on which the holders of the Series C Preferred Shares own (beneficially or of record) at least 40% but less than 50% of the Originally Issued Series C Preferred Shares, the holders of Series C Preferred Shares, voting as a separate class, shall have the right to elect a total of four Series C Directors. Commencing on the date on which the holders of the Series C Preferred Shares own (beneficially or of record) at least 30% but less than 40% of the Originally Issued Series C Preferred Shares, the holders of Series C Preferred Shares, voting as a separate class, shall have the right to elect a total of three Series C Directors. Commencing on the date on which the holders of the Series C Preferred Shares own (beneficially or of record) at least 20% but less than 30% of the Originally Issued Series C Preferred Shares, the holders of Series C Preferred Shares, voting as a separate class, shall have the right to elect a total of two Series C Directors. Commencing on the date on which the holders of the Series C Preferred Shares own (beneficially or of record) at least 10% but less than 20% of the Originally Issued Series C Preferred Shares, the holders of Series C Preferred Shares, voting as a separate class, shall have the right to elect one Series C Director. Commencing on the date on which holders of the Series C Preferred Shares own (beneficially or of record) less than 10% of the Originally Issued Series C Preferred Shares, the holders of the Series C Preferred Shares, voting as a separate class, shall have no right to elect a Series C Director. The Corporation will pay or reimburse the fees and expenses of, and provide all of the other benefits to, the Series C Directors in the same amounts and on the same terms and basis as the other members of the Board of Directors of the Corporation who are not employed by the Corporation. Each of the Audit Committee and the Compensation Committee shall have no more than three (3) members, at least one of whom, as to each committee, shall be a Series C Director.

4.3 Matters Requiring Class Vote. So long as at least a majority of the Originally Issued Series C Preferred Shares are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least 50% of the outstanding Series C Preferred Shares, given in writing or by a vote at a meeting, consenting or voting (as the case may be) as a single class:

(a) create, authorize or issue any shares of any security or class of stock ranking senior to, or pari passu with, the Series C Preferred Shares with respect to dividend rights, liquidation preference or otherwise;

(b) amend, alter or repeal the Certificate of Incorporation or Bylaws of the Corporation;

(c) redeem or repurchase, or declare or pay any dividend or distribution with respect to, any equity securities;

(d) (i) whether in a single or in a series of related transactions, effect any sale, transfer, lease, merger or reorganization involving a material portion of the Corporation’s assets or business, (ii) effect any single or any series of related transactions resulting in the Corporation’s stockholders immediately prior to such transaction(s) owning less than 50% of the voting power of the surviving or continuing entity, or (iii) enter into any single or a series of related transactions with a valuation in excess of $5,000,000 (whether in the form of cash, assumed liabilities or otherwise);

(e) increase the size of the Board of Directors of the Corporation (except as contemplated hereunder for the benefit of the holders of the Series C Preferred Shares);

(f) alter or change the rights of the Series C Preferred Shares or increase the authorized number of shares of Common Stock or Preferred Stock of any series or any other security convertible or exchangeable into or for equity securities having a preference senior to or pari passu with the Series C Preferred Shares;

(g) create or suffer to exist any Indebtedness in excess of $5,000,000 other than such Indebtedness existing on the Issue Date and determined in accordance with GAAP; or

(h) take any action, or fail to take any action, that could result in taxation of the holders of the Series C Preferred Shares under Section 305 of the Internal Revenue Code.

5. Conversion of Series C Preferred Shares. The holders of Series C Preferred Shares shall have conversion rights as follows (the “Series C Conversion Rights”):

5.1 Right of Holder to Convert Series C Preferred Shares. Each issued and outstanding Series C Preferred Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing $250.00 by the Series C Conversion Price (as defined below). The “Series C Conversion Price” at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Shares shall be $0.790447 per share.

5.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then effective Series C Conversion Price (rounded to the nearest whole cent).

5.3 Mechanics of Conversion.

(a) In order for a holder of Series C Preferred Shares to convert Series C Preferred Shares into shares of Common Stock, such holder shall surrender the certificate or certificates for such Series C Preferred Shares, at the office of the transfer agent for the Series C Preferred Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the Series C Preferred Shares represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and the number of Series C Preferred Shares to be converted. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the “Conversion Date”) and the conversion shall be deemed effective as of the close of business on the Conversion Date.

The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series C Preferred Shares, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. In case the number of Series C Preferred Shares represented by the certificate or certificates surrendered pursuant to Section 5.1 exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of Series C Preferred Shares represented by such certificate or certificates surrendered but not converted.

(b) The Corporation shall, at all times when the Series C Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Shares, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Shares.

(c) Upon any such conversion, no adjustment to the Series C Conversion Price shall be made for any accrued and unpaid dividends on the Series C Preferred Shares surrendered for conversion or on the Common Stock delivered upon conversion.

(d) All Series C Preferred Shares surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to accrual of dividends shall immediately cease and terminate at the close of business on the Conversion Date (except only the right of the holders thereof to receive shares of Common Stock in exchange therefor) and any Series C Preferred Shares so converted shall be retired and canceled and shall not be reissued, and the Corporation from time to time shall take appropriate action to reduce the authorized Preferred Stock accordingly.

5.4 Notice of Record Date. In the event that there occurs any of the following events:

(a) the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(b) the Corporation subdivides or combines its outstanding shares of Common Stock;

(c) there occurs or is proposed to occur any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation;

(d) the involuntary or voluntary liquidation, dissolution, or winding-up of the Corporation; or

(e) a Conversion Event (as defined in Section 5.7);

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Series C Preferred Shares at their addresses as shown on the records of the Corporation or such transfer agent, at least fifteen days prior to the record date specified in (1) below or thirty days before the date specified in (2) below, a notice stating the following information:

(1) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

(2) the date on which such reclassification, consolidation, merger, sale, liquidation, dissolution, winding-up or Conversion Event is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, liquidation, dissolution, winding-up or Conversion Event.

5.5 Reorganization, Reclassification, Recapitalization, Consolidation, Merger or Sale. If any capital reorganization, reclassification or recapitalization of the capital stock of the Corporation, or consolidation or merger of the Corporation, or sales of all or substantially all of its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, recapitalization, consolidation, sale or merger, lawful and adequate provisions shall be made whereby each holder of Series C Preferred Shares shall thereupon have the right and option to receive, upon the basis and upon the terms and conditions specified herein and in lieu of conversion of the Series C Preferred Shares into Common Stock, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock as would have been received upon conversion of the Series C Preferred Shares at the Series C Conversion Price immediately before such reorganization, reclassification, recapitalization, consolidation, sale or merger, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders to the end that the provisions hereof shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities delivered to holders in connection with such reorganization, reclassification, recapitalization, consolidation, sale or merger. Prior to the consummation of any consolidation or merger or sale of assets of the Corporation, the successor corporation resulting from such consolidation or merger, or the purchaser of such assets, shall agree in writing to be bound by the provisions hereof.

6. Reacquired Shares. Any Series C Preferred Shares converted, redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and shall not be reissued and the Corporation from time to time shall take such action as may be necessary to reduce the authorized Series C Preferred Shares accordingly.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by and attested by its duly authorized officers this 23rd day of June, 2009.

COMPREHENSIVE CARE CORPORATION

By:	/s/ Giuseppe Crisafi
Name:	Giuseppe Crisafi
Title:	Chief Financial Officer